WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2019

•	Total revenue for the full year grew 11.7% or 14.7% in constant currency

•	Digital revenue for the full year grew 15.9% or 18.7% in constant currency

•	Net income for the full year was $258 million versus $312 million in the prior year

•	OIBDA for the full year was $625 million versus $478 million in the prior year

•	Total revenue for the quarter grew 8.2% or 10.4% in constant currency

•	Digital revenue for the quarter grew 13.1% or 15.0% in constant currency

•	Net income for the quarter was $91 million versus a loss of $13 million in the prior-year quarter

•	OIBDA for the quarter was $95 million versus $72 million in the prior-year quarter

NEW YORK, New York, November 27, 2019—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the periods ended September 30, 2019.

“We are passionate champions for our recording artists and songwriters and work tirelessly to help them build long-term global careers,” said Steve Cooper, Warner Music Group’s CEO.  “Their talent and our focus and dedication made for an excellent fiscal year, and we're excited by the multitude of growth opportunities which lie ahead in 2020 and beyond."

“Our revenue and OIBDA performance was strong,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “With $619 million on our balance sheet at year-end, the cash generating power of our business has never been clearer."

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	% Change	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)		(audited)	(audited)
Revenue	$1,124	$1,039	8%	$4,475	$4,005	12%
Digital revenue	674	596	13%	2,610	2,252	16%
Operating income	29	16	81%	356	217	64%
Adjusted operating income(1)	41	39	5%	395	293	35%
OIBDA(1)	95	72	32%	625	478	31%
Adjusted OIBDA(1)	107	95	13%	664	554	20%
Net income (loss)	91	(13)	—%	258	312	-17%
Adjusted net income(1)	103	10	—%	297	388	-23%
Net cash provided by operating activities	151	160	-6%	400	425	-6%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results
Revenue grew 8.2% (or 10.4% in constant currency). Growth in Recorded Music digital and artist services and expanded-rights revenue and in Music Publishing digital and synchronization revenue was partially offset by declines in Recorded Music physical revenue and Music Publishing performance and mechanical revenue. Recorded Music licensing revenue was flat. Revenue growth included a net two percentage point benefit from M&A resulting from the acquisition of the specialty merchandise e-tailer EMP and the sale of a concert promotion business in Italy. Revenue grew in all regions. Digital revenue grew 13.1% (or 15.0% in constant currency), and represented 60.0% of total revenue, compared to 57.4% in the prior-year quarter.

Operating income was $29 million compared to $16 million in the prior-year quarter.  OIBDA was $95 million, up 31.9% from $72 million in the prior-year quarter and OIBDA margin increased 1.6 percentage points to 8.5% from 6.9% in the prior-year quarter. The increase in operating income, OIBDA and OIBDA margin was the result of revenue growth, which was partially offset by higher product costs related to revenue mix and a $17 million impact related to ASC 606. OIBDA in the prior-year quarter included a $11 million benefit from a digital performance underpayment settlement for sound recordings which was fully offset by a $4 million true-up of a prior-quarter advance recovery estimate and a $7 million increase in the management fee to Access as a result of the Company's higher covenant EBITDA.  Adjusted OIBDA rose 12.6% to $107 million and Adjusted OIBDA margin increased 0.4 percentage points to 9.5% from 9.1% due to the same factors which impacted operating income, OIBDA and OIBDA margin.

Net income was $91 million compared to a net loss of $13 million in the prior-year quarter and Adjusted net income was $103 million compared to $10 million in the prior-year quarter.  The improvement was due to higher operating income, higher other income associated with a gain on the Company’s Euro-denominated debt due to changes in exchange rates and a tax benefit due to the release of $59 million of the Company's U.S. deferred tax valuation allowance on foreign tax credit carryforwards in the current quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain costs related to the Company’s Los Angeles office consolidation and restructuring and other related costs in the current quarter, and certain costs related to the relocation of the Company's U.S. shared service center to Nashville, the Company's Los Angeles office consolidation and restructuring and other related costs in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of September 30, 2019, the Company reported a cash balance of $619 million, total debt of $2.974 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash and equivalents) of $2.355 billion.  In September 2019, the Company declared a cash dividend of $206.25 million which was paid to stockholders on October 4, 2019.

Cash provided by operating activities was $151 million compared to $160 million in the prior-year quarter.  The change was largely a result of higher A&R investment and timing of working capital. Free Cash Flow, defined below, was $115 million compared to $114 million in the prior-year quarter. Capital expenditures were $22 million, down from $34 million in the prior-year quarter due to timing of spend on the Company's Los Angeles office consolidation.

Full-Year Results
Total revenue increased 11.7% (or 14.7% in constant currency).  Growth in Recorded Music digital and artist services and expanded-rights revenue and in Music Publishing digital and synchronization revenue was partially offset by declines in Recorded Music physical and licensing revenue and Music Publishing performance and mechanical revenue.  Total revenue included $28 million related to the adoption of ASC 606 and $146 million related to net M&A activity. Domestic revenue rose 11.5% and international revenue rose 11.9% (or 17.4% in constant currency).  Prior to intersegment eliminations, domestic and international revenue represented 43.6% and 56.4% of total revenue, respectively, compared to 43.7% and 56.3% of total revenue, respectively, in the prior year.  Revenue grew in all regions.  Digital revenue grew 15.9% (or 18.7% in constant currency), and represented 58.3% of total revenue, compared to 56.2% in the prior year.

Operating income was $356 million, up from $217 million in the prior year and operating margin was 8.0% up from 5.4% in the prior year, driven by higher revenue, lower variable compensation expense and a $15 million benefit from ASC 606 which were partially offset by higher product costs related to revenue mix.  OIBDA in the prior year included an $11 million benefit from a digital performance underpayment settlement for sound recordings and a $12 million advance recovery which were partially offset by a $7 million increase in the management fee to Access as a result of the Company's higher covenant EBITDA.  Adjusted operating margin increased 1.5 percentage points to 8.8% from 7.3% in the prior year.  OIBDA was $625 million, up 30.8% from $478 million in the prior year and OIBDA margin improved 2.1 percentage points to 14.0% from 11.9% in the prior year due to the same factors that impacted operating income and operating margin.  Adjusted OIBDA increased 19.9% to $664 million and Adjusted OIBDA margin increased 1.0 percentage point to 14.8% from 13.8% in the prior year due to the same factors that impacted operating income, OIBDA and OIBDA margin.

Net income was $258 million compared to $312 million in the prior year.  Adjusted net income was $297 million compared to $388 million in the prior year, reflecting lower other income in the current year due to a net gain on the Spotify share sale in the prior year, which was partially offset by a gain on the Company’s Euro-denominated debt due to changes in exchange rates, a gain on the value of investments and a tax benefit related to the release of $59 million of the Company's U.S. deferred tax valuation allowance on foreign tax credit carryforwards in the current year as well as higher tax expense related to the Spotify share sale in the prior year. Net debt (total long-term debt, net of deferred financing costs, minus cash) at the end of the current year was $2.355 billion compared to $2.305 billion at the end of the prior year.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude the impact of certain costs in the current and prior years related to the relocation of the Company’s U.S. shared service center to Nashville, the Company’s Los Angeles office consolidation and restructuring and other related costs.  See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA and Adjusted net income.

Cash provided by operating activities was $400 million compared to $425 million in the prior year due to higher A&R investment and timing of working capital.  Free Cash Flow was $24 million, compared to $830 million in the prior year, reflecting the acquisition of EMP and higher capital expenditures for the current year as well as the impact of proceeds from the Spotify share sale in the prior year.  Capital expenditures were $104 million for the current year as compared to $74 million in the prior year driven by spend related to the Company's Los Angeles office consolidation.
Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	% Change	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$953	$863	10%	$3,840	$3,360	14%
Digital revenue	599	528	13%	2,343	2,019	16%
Operating income	57	31	84%	439	307	43%
Adjusted operating income(1)	61	50	22%	458	370	24%
OIBDA(1)	101	65	55%	623	480	30%
Adjusted OIBDA(1)	105	84	25%	642	543	18%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth Quarter Results
Recorded Music revenue grew 10.4% (or 12.4% in constant currency).  Revenue included $54 million related to the acquisition of EMP which was partially offset by $31 million related to the sale of a concert promotion business and $4 million related to the adoption of ASC 606. Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical revenue. Licensing revenue was flat due to changes in exchange rates, the adoption of ASC 606 and higher broadcast fees. Digital revenue growth reflects the continuing shift to streaming. The increase in artist services and expanded-rights revenue was attributable to the acquisition of EMP and higher touring and merchandising revenue, which was partially offset by the sale of a concert promotion business. The decline in physical revenue reflects industry trends and timing of releases. Recorded Music revenue grew in all regions. Major sellers included Ed Sheeran, Lizzo, Mariya Takeuchi, Slipknot and Cardi B.

Recorded Music operating income was $57 million, up 83.9% from $31 million in the prior-year quarter, and operating margin was up 2.4 percentage points to 6.0% versus 3.6% in the prior-year quarter.  OIBDA increased 55.4% to $101 million from $65 million in the prior-year quarter and OIBDA margin increased 3.1 percentage points to 10.6% driven by revenue growth, which was partially offset by an increase in product cost related to revenue mix. OIBDA in the prior-year quarter included an $11 million benefit from a digital performance underpayment settlement for sound recordings which was partially offset by a $4 million true-up of a prior-quarter advance recovery estimate.  Adjusted OIBDA was $105 million versus $84 million in the prior-year quarter with Adjusted OIBDA margin up 1.3 percentage points to 11.0%.  The increase in Adjusted OIBDA and Adjusted OIBDA margin was driven by the same factors which impacted OIBDA and OIBDA margin.

Full-Year Results
Recorded Music revenue rose 14.3% (or 17.2% in constant currency).  Revenue included $240 million associated with the acquisition of EMP and $5 million related to the adoption of ASC 606 which was partially offset by $94 million related to the sale of a concert promotion business. Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical revenue attributable to the continuing shift to streaming and a decline in licensing revenue related to changes in exchange rates and the adoption of ASC 606.  Digital revenue growth reflects the continuing shift to streaming and timing of releases, which were partially offset by the impact of adopting ASC 606. Artist services and expanded-rights revenue increased due to the acquisition of EMP, higher advertising revenue and merchandising revenue and timing of tours which was partially offset by the sale of a concert promotion business and changes in exchange rates.  Recorded Music digital revenue grew 16.0% (or 18.8% in constant currency) and represented 61.0% of total Recorded Music revenue versus 60.1% in the prior year.  Domestic Recorded Music digital revenue was $1.228 billion, or 74.2% of total domestic Recorded Music revenue, versus 71.0% in the prior year.  Major sellers included Ed Sheeran, Johnny Hallyday, The Greatest Showman soundtrack, Cardi B and Meek Mill.

Recorded Music operating income was $439 million up from $307 million in the prior year due to revenue growth, benefit of revenue mix, lower variable compensation expense and a $3 million benefit from ASC 606.  Recorded Music OIBDA increased 29.8% to $623 million and OIBDA margin improved 1.9 percentage points to 16.2%.  Recorded Music Adjusted OIBDA improved 18.2% to $642 million and Recorded Music Adjusted OIBDA margin increased 0.5 percentage points to 16.7% due to the same factors that impacted operating income, OIBDA and OIBDA margin.
Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	% Change	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$173	$177	-2%	$643	$653	-2%
Digital revenue	76	68	12%	271	237	14%
Operating income	25	39	-36%	92	84	10%
OIBDA(1)	44	58	-24%	166	159	4%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results
Music Publishing revenue declined 2.3% (or was up 1.2% in constant currency). The adoption of ASC 606 had a $3 million positive impact on revenue. Growth in digital and synchronization revenue was more than offset by declines in mechanical and performance revenue. Digital revenue growth reflects the continuing shift to streaming. Synchronization revenue growth relates to changes in exchange rates and the adoption of ASC 606. The decline in mechanical and performance revenue was primarily driven by lower market share and loss of administration rights in certain catalogs.

Music Publishing operating income was $25 million compared to $39 million in the prior-year quarter driven largely by a $12 million negative impact from the adoption of ASC 606. Operating margin declined 7.5 percentage points to 14.5%.  Music Publishing OIBDA decreased by $14 million or 24.1% to $44 million, and OIBDA margin declined 7.4 percentage points to 25.4% from 32.8%, due to the same factors which impacted operating income and operating margin.

Full-Year Results
Music Publishing revenue declined 1.5% (or was up 1.7% in constant currency). Revenue included $23 million related to the adoption of ASC 606. Digital and synchronization revenue growth was more than offset by declines in mechanical and performance revenue.  Music Publishing digital revenue increased 14.3% (or 17.3% in constant currency) reflecting the continuing shift to streaming, and represented 42.1% of total Music Publishing revenue versus 36.3% in the prior year.  Growth in synchronization revenue was largely related to changes in exchange rates. The declines in mechanical and performance revenue primarily relate to lower market share and loss of administration rights in certain catalogs.

Music Publishing operating income was $92 million, up 9.5% from $84 million in the prior year driven largely by a $12 million benefit from the adoption of ASC 606. Operating margin was 14.3%, up 1.4 percentage points from 12.9% in the prior year.  Music Publishing OIBDA increased 4.4% to $166 million, and Music Publishing OIBDA margin improved 1.5 percentage points to 25.8%, due to the same factors which impacted operating income and operating margin.

Financial details for the fiscal year can be found in the Company’s Annual Report on Form 10-K, for the period ended September 30, 2019, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone, and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Classics, and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre, from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to September 30, 2019 and September 30, 2018 relate to the periods ended September 27, 2019 and September 28, 2018, respectively. For convenience purposes, the Company continues to date its financial statements as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018
(dollars in millions)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$1,124	$1,039	8%
Cost and expenses:
Cost of revenue	(639)	(583)	10%
Selling, general and administrative expenses	(408)	(398)	3%
Amortization expense	(48)	(42)	14%
Total costs and expenses	$(1,095)	$(1,023)	7%
Operating income	$29	$16	81%
Loss on extinguishment of debt	—	—	—%
Interest expense, net	(34)	(33)	3%
Other income, net	19	2	—%
Income (loss) before income taxes	$14	$(15)	—%
Income tax benefit	77	2	—%
Net income (loss)	$91	$(13)	—%
Less: Income attributable to noncontrolling interest	(1)	(1)	—%
Net income (loss) attributable to Warner Music Group Corp.	$90	$(14)	—%

	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018	% Change
	(audited)	(audited)
Revenue	$4,475	$4,005	12%
Cost and expenses:
Cost of revenue	(2,401)	(2,171)	11%
Selling, general and administrative expenses	(1,510)	(1,411)	7%
Amortization expense	(208)	(206)	1%
Total costs and expenses	$(4,119)	$(3,788)	9%
Operating income	$356	$217	64%
Loss on extinguishment of debt	(7)	(31)	-77%
Interest expense, net	(142)	(138)	3%
Other income, net	60	394	-85%
Income before income taxes	$267	$442	-40%
Income tax expense	(9)	(130)	-93%
Net income	$258	$312	-17%
Less: Income attributable to noncontrolling interest	(2)	(5)	-60%
Net income attributable to Warner Music Group Corp.	$256	$307	-17%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at September 30, 2019 versus September 30, 2018
(dollars in millions)

	September 30, 2019	September 30, 2018	% Change
	(audited)	(audited)
Assets
Current assets:
Cash and equivalents	$619	$514	20%
Accounts receivable, net	775	447	73%
Inventories	74	42	76%
Royalty advances expected to be recouped within one year	170	123	38%
Prepaid and other current assets	53	50	6%
Total current assets	$1,691	$1,176	44%
Royalty advances expected to be recouped after one year	208	153	36%
Property, plant and equipment, net	300	229	31%
Goodwill	1,761	1,692	4%
Intangible assets subject to amortization, net	1,723	1,851	-7%
Intangible assets not subject to amortization	151	154	-2%
Deferred tax assets, net	38	11	—%
Other assets	145	78	86%
Total assets	$6,017	$5,344	13%
Liabilities and Equity
Current liabilities
Accounts payable	$260	$281	-7%
Accrued royalties	1,567	1,396	12%
Accrued liabilities	492	423	16%
Accrued interest	34	31	10%
Deferred revenue	180	208	-13%
Other current liabilities	286	34	—%
Total current liabilities	$2,819	$2,373	19%
Long-term debt	2,974	2,819	5%
Deferred tax liabilities, net	172	165	4%
Other noncurrent liabilities	321	307	5%
Total liabilities	$6,286	$5,664	11%
Equity:
Common stock	—	—	—%
Additional paid-in capital	1,128	1,128	—%
Accumulated deficit	(1,177)	(1,272)	-7%
Accumulated other comprehensive loss, net	(240)	(190)	26%
Total Warner Music Group Corp. deficit	$(289)	$(334)	-13%
Noncontrolling interest	20	14	43%
Total equity	(269)	(320)	-16%
Total liabilities and equity	$6,017	$5,344	13%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018
(dollars in millions)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$151	$160
Net cash used in investing activities	(36)	(46)
Net cash used in financing activities	(31)	(502)
Effect of foreign currency exchange rates on cash and equivalents	(6)	(3)
Net increase (decrease) in cash and equivalents	$78	$(391)

	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018
	(audited)	(audited)
Net cash provided by operating activities	$400	$425
Net cash (used in) provided by investing activities	(376)	405
Net cash provided by (used in) financing activities	88	(955)
Effect of foreign currency exchange rates on cash and equivalents	(7)	(8)
Net increase (decrease) in cash and equivalents	$105	$(133)

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018
(dollars in millions)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018
	(unaudited)	(unaudited)
Streaming	$550	$466
Downloads and Other Digital	49	62
Total Recorded Music Digital Revenue	$599	$528

	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018
	(unaudited)	(unaudited)
Streaming	$2,129	$1,733
Downloads and Other Digital	214	286
Total Recorded Music Digital Revenue	$2,343	$2,019

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018
(dollars in millions)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$90	$(14)	—%
Income attributable to noncontrolling interest	1	1	—%
Net income (loss)	$91	$(13)	—%
Income tax benefit	(77)	(2)	—%
Income including income taxes	$14	$(15)	—%
Other income, net	(19)	(2)	—%
Interest expense, net	34	33	3%
Loss on extinguishment of debt	—	—	—%
Operating income	$29	$16	81%
Amortization expense	48	42	14%
Depreciation expense	18	14	29%
OIBDA	$95	$72	32%
Operating income margin	2.6%	1.5%
OIBDA margin	8.5%	6.9%

	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$256	$307	-17%
Income attributable to noncontrolling interest	2	5	-60%
Net income	$258	$312	-17%
Income tax expense	9	130	-93%
Income including income taxes	$267	$442	-40%
Other income, net	(60)	(394)	-85%
Interest expense, net	142	138	3%
Loss on extinguishment of debt	7	31	-77%
Operating income	$356	$217	64%
Amortization expense	208	206	1%
Depreciation expense	61	55	11%
OIBDA	$625	$478	31%
Operating income margin	8.0%	5.4%
OIBDA margin	14.0%	11.9%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018
(dollars in millions)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$29	$16	81%
Depreciation and amortization expense	(66)	(56)	18%
Total WMG OIBDA	$95	$72	32%
Operating income margin	2.6%	1.5%
OIBDA margin	8.5%	6.9%

Recorded Music operating income – GAAP	$57	$31	84%
Depreciation and amortization expense	(44)	(34)	29%
Recorded Music OIBDA	$101	$65	55%
Recorded Music operating income margin	6.0%	3.6%
Recorded Music OIBDA margin	10.6%	7.5%

Music Publishing operating income – GAAP	$25	$39	-36%
Depreciation and amortization expense	(19)	(19)	—%
Music Publishing OIBDA	$44	$58	-24%
Music Publishing operating income margin	14.5%	22.0%
Music Publishing OIBDA margin	25.4%	32.8%

	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$356	$217	64%
Depreciation and amortization expense	(269)	(261)	3%
Total WMG OIBDA	$625	$478	31%
Operating income margin	8.0%	5.4%
OIBDA margin	14.0%	11.9%

Recorded Music operating income – GAAP	$439	$307	43%
Depreciation and amortization expense	(184)	(173)	6%
Recorded Music OIBDA	$623	$480	30%
Recorded Music operating income margin	11.4%	9.1%
Recorded Music OIBDA margin	16.2%	14.3%

Music Publishing operating income – GAAP	$92	$84	10%
Depreciation and amortization expense	(74)	(75)	-1%
Music Publishing OIBDA	$166	$159	4%
Music Publishing operating income margin	14.3%	12.9%
Music Publishing OIBDA margin	25.8%	24.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018
(dollars in millions)

For the Three Months Ended September 30, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$29	$57	$25	$95	$101	$44	$91
Factors Affecting Comparability:
Restructuring and Other Related Costs	10	2	—	10	2	—	10
L.A. Office Consolidation	2	2	—	2	2	—	2
Adjusted Results	$41	$61	$25	$107	$105	$44	$103

Adjusted Margin	3.6%	6.4%	14.5%	9.5%	11.0%	25.4%

For the Three Months Ended September 30, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (Loss) Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$16	$31	$39	$72	$65	$58	$(13)
Factors Affecting Comparability:
Restructuring and Other Related Costs	17	14	—	17	14	—	17
L.A. Office Consolidation	4	4	—	4	4	—	4
Nashville Shared Service Costs	2	1	—	2	1	—	2
Adjusted Results	$39	$50	$39	$95	$84	$58	$10

Adjusted Margin	3.8%	5.8%	22.0%	9.1%	9.7%	32.8%

For the Twelve Months Ended September 30, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$356	$439	$92	$625	$623	$166	$258
Factors Affecting Comparability:
Restructuring and Other Related Costs	27	8	—	27	8	—	27
L.A. Office Consolidation	11	11	—	11	11	—	11
Nashville Shared Service Costs	1	—	—	1	—	—	1
Adjusted Results	$395	$458	$92	$664	$642	$166	$297

Adjusted Margin	8.8%	11.9%	14.3%	14.8%	16.7%	25.8%

For the Twelve Months Ended September 30, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$217	$307	$84	$478	$480	$159	$312
Factors Affecting Comparability:
Restructuring and Other Related Costs	48	43	—	48	43	—	48
One-Time Compensation Payment	3	3	—	3	3	—	3
L.A. Office Consolidation	14	14	—	14	14	—	14
Nashville Shared Service Costs	11	3	—	11	3	—	11
Adjusted Results	$293	$370	$84	$554	$543	$159	$388

Adjusted Margin	7.3%	11.0%	12.9%	13.8%	16.2%	24.3%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2018
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$420	$399	$399
Music Publishing	81	74	74
International revenue
Recorded Music	533	464	449
Music Publishing	92	103	97
Intersegment eliminations	(2)	(1)	(1)
Total Revenue	$1,124	$1,039	$1,018

Revenue by Segment:
Recorded Music
Digital	$599	$528	$519
Physical	103	130	130
Total Digital and Physical	702	658	649
Artist services and expanded-rights	171	125	122
Licensing	80	80	77
Total Recorded Music	953	863	848
Music Publishing
Performance	48	59	56
Digital	76	68	67
Mechanical	14	17	15
Synchronization	31	29	30
Other	4	4	3
Total Music Publishing	173	177	171
Intersegment eliminations	(2)	(1)	(1)
Total Revenue	$1,124	$1,039	$1,018

Total Digital Revenue	$674	$596	$586

	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018	For the Twelve months ended September 30, 2018
	As reported	As reported	Constant
	(audited)	(audited)	(unaudited)
U.S. revenue
Recorded Music	$1,656	$1,460	$1,462
Music Publishing	300	294	294
International revenue
Recorded Music	2,184	1,900	1,814
Music Publishing	343	359	338
Intersegment eliminations	(8)	(8)	(8)
Total Revenue	$4,475	$4,005	$3,900

Revenue by Segment:
Recorded Music
Digital	$2,343	$2,019	$1,972
Physical	559	630	615
Total Digital and Physical	2,902	2,649	2,587
Artist services and expanded-rights	629	389	378
Licensing	309	322	311
Total Recorded Music	3,840	3,360	3,276
Music Publishing
Performance	183	212	202
Digital	271	237	231
Mechanical	55	72	70
Synchronization	120	119	117
Other	14	13	12
Total Music Publishing	643	653	632
Intersegment eliminations	(8)	(8)	(8)
Total Revenue	$4,475	$4,005	$3,900

Total Digital Revenue	$2,610	$2,252	$2,199

Free Cash Flow
Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Twelve Months Ended September 30, 2019 versus September 30, 2018
(dollars in millions)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$151	$160
Less: Capital expenditures	22	34
Less: Net cash paid for investments	14	12

Free Cash Flow	$115	$114

	For the Twelve Months Ended September 30, 2019	For the Twelve Months Ended September 30, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$400	$425
Less: Capital expenditures	104	74
Less: Net cash paid (received) for investments	272	(479)

Free Cash Flow	$24	$830

###

Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com